UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2021

CHF Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On March 17, 2021, CHF Solutions, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative (the “Representative”) of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 3,300,710 shares of its common stock, $0.0001 par value per share, at a public offering price of $5.50 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 495,106 shares of the Company’s common stock. The Company expects to receive approximately $16.5 million in net proceeds from the Offering (assuming the option to purchase additional shares is not exercised), after underwriting discounts and commissions and estimated Offering expenses payable by the Company. The Offering is scheduled to close on or about March 19, 2021, subject to customary closing conditions. The Company intends to use the net proceeds of the Offering for general corporate purposes, including the continued investment in commercialization efforts.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Representative, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the Offering.

The Offering was made pursuant to (i) the Company’s Registration Statement on Form S-3 (Registration No. 333-224881), filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2018 and declared effective by the SEC on May 23, 2018, (ii) the Company’s Registration Statement on Form S-3MEF (Registration No. 333-254373) and (iii) the related prospectus supplement filed with the SEC pursuant to Rule 424(b) dated March 17, 2021.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events

On March 17, 2021, the Company issued a press release announcing the Offering (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company is filing the opinion of its counsel, Honigman LLP, as Exhibit 5.1 hereto, regarding the legality of the shares issued pursuant to the Offering.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 17, 2021, between CHF Solutions, Inc. and Ladenburg Thalmann & Co. Inc., as the Representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Honigman LLP

23.1	Consent of Honigman LLP (included in Exhibit 5.1)

99.1	Press Release of CHF Solutions, Inc., dated March 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2021	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer